Exhibit 10.6

[Form of]

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this "Agreement") is entered into as of _______________ ___, 2005 (the "Effective Date") by and between Millennium Cell Inc., a Delaware corporation (the "Company") and The Dow Chemical Company, a Delaware corporation (“Dow”) together with its Affiliates, successors and assigns, the "Restricted Party"). The foregoing parties to this Agreement are each a "Party" and collectively the "Parties". Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement (as defined below).

BACKGROUND STATEMENT

Pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 27, 2005 between the Company and Dow, executed simultaneously herewith, Dow will obtain the right to receive shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and/or warrants to purchase shares of the Company's Common Stock. The Company has required, as a material inducement to its consummation of the transactions contemplated by the Stock Purchase Agreement, that Dow enter into this Agreement, whereby Dow agrees to limit future acquisitions by the Restricted Party of the capital stock of the Company for the time periods and on the terms set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.
DEFINED TERMS

1.1   Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement. In addition, as used in this Agreement the following terms shall have the following meanings:

"Company Voting Securities" means, collectively, the Common Stock, any other class of capital stock of the Company issued and outstanding, and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of any class or series of Company securities that is entitled to vote generally for the election of directors.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Transfer" means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of Applicable Law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of Applicable Law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants with respect to itself only that:

(a)   it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)   this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(c)   neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any Applicable Law or any provision of its certificate of incorporation, bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party thereto the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets);

(d)   it need not give any notice to, make any filing with, or obtain any consent or authorization of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement; and

(e)   in the case of Dow, except for agreements expressly contemplated in, or entered into for the purpose of consummating the transactions contemplated in, the Stock Purchase Agreement, Dow does not currently have any agreement, arrangement or understanding with any other Person or group with respect to acquiring, holding, voting or disposing of Company Voting Securities.

ARTICLE III.
STANDSTILL

3.1   Standstill Periods.

(a)   During the period commencing on the date hereof and ending on the later of the third anniversary of the Effective Date or the first anniversary of the date of the termination by Dow other than for Cause (as defined in the Joint Development Agreement) of the Joint Development Agreement pursuant to the terms thereof (the "Acquisition Standstill Period"), except as specifically approved in writing in advance by the Board of Directors of the Company, the Restricted Party shall not in any manner, directly or indirectly, either individually or acting in concert with any Person or Persons publicly or privately propose, encourage, solicit or participate in the solicitation of any Person to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, the Company or more than 50% of the outstanding capital stock or assets of the Company.

(b)   During the period commencing on the date hereof and ending on the first anniversary of the Effective Date (the “Solicitation Standstill Period”), except as specifically approved in writing in advance by the Board of Directors of the Company, the Restricted Party shall not, in any manner, directly or indirectly, either individually or acting in concert with any Person or Persons make or participate in any "solicitation" of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) in opposition to any recommendation of the Board of Directors of the Company with respect to the Company Voting Securities or initiate or become a participant in any shareholder proposal or "election contest" (as such term is defined or used in Rule 14 all under the Exchange Act) with respect to the Company or any of its successors or induce others to initiate the same, or otherwise seek to advise or influence any Person with respect to the voting of any voting securities of the Company or any of its successors.

(c)   Notwithstanding the foregoing, if Dow terminates the Joint Development Agreement for Cause (an “Early Termination Event”), then the Acquisition Standstill Period and the Solicitation Standstill Period shall be terminated immediately upon the occurrence of the Early Termination Event without any further action by the Parties.

3.2   Limitation. Notwithstanding anything herein to the contrary, the Restricted Party will not be deemed to be in breach or violation of this Agreement if the Restricted Party (a) acquires another stockholder of the Company or any voting interests in another stockholder of the Company; (b) transfers or tenders any Company Voting Securities to any third party which is not an Affiliate of Dow, including, without limitation, in connection with a merger, tender offer, or purchase by such third party of the Company or more than 50% of the outstanding capital stock or assets of the Company or (c) votes Company Voting Securities in any manner, including, without limitation, in any “solicitation” of “proxies” initiated by any third party which is not an Affiliate of Dow.

ARTICLE IV.
MISCELLANEOUS

4.1   Remedies. Each of the Parties acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the Parties and (b) the Parties may be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by any other Party without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the Parties may be entitled hereunder or at law or equity.

4.2   No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted transferees and assigns.

4.3   Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

4.4   Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted transferees and assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

4.5   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

4.7   Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address or facsimile number set forth below or to such other address or facsimile number as delivered by notice to the other in accordance with this Section 4.7:

If to the Company:

Millennium Cell Inc.
1 Industrial Way West
Eatontown, New Jersey 07724
Attention: President
Facsimile: (732) 542-4010

With a copy to:

Dickstein Shapiro Morin & Oshinsky LLP
2101 L Street, N.W.
Washington, D.C. 20031-1526
Attention: Neil Lefkowitz
Facsimile: 202.887.0689

If to Dow:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Director, Natural Resources Platform, Dow Ventures
Facsimile: 989.638.7133

With a copy to:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Business Counsel, Dow Ventures
Facsimile: 989.636.7594

King & Spalding LLP
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attention: David Gibbons
Facsimile: 202.626.3737

4.8   Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9   Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the District of Columbia, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all Party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Federal Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The arbitrator shall be awarded reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which the arbitrator determines a Party to be entitled. Each of the Parties consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Columbia or any court of the District of Columbia having subject matter jurisdiction.

4.10   Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

4.11   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the obligations and restrictions contemplated by this Agreement are consummated to the extent possible.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

MILLENNIUM CELL INC.

BY: _______________________________
Name:
Title:

THE DOW CHEMICAL COMPANY

By: __________________________
Name:
Title: